UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2012

BEACON FEDERAL BANCORP, INC.
(Exact name of Registrant as Specified In Charter)

Maryland (State or other jurisdiction of incorporation)	001-33713 (Commission File Number)	26-0706826 (IRS Employer Identification No.)

6611 Manlius Center Road, East Syracuse, NY 13057
 (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (315) 433-0111

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders.

(a)A special meeting of shareholders of Beacon Federal Bancorp, Inc. was held on September 20, 2012.

The matters considered and voted on by the shareholders at the special meeting, and the vote of the shareholders, were as follows:

1.The proposal to approve the Agreement and Plan of Merger, dated as of May 31, 2012, by and between Berkshire Hills Bancorp, Inc. and Beacon Federal Bancorp, Inc. was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
4,907,850	5,369	1,365	320

2.The non-binding advisory resolution approving compensation payable to the named executive officers of Beacon Federal Bancorp, Inc. in connection with the transactions contemplated by the Agreement and Plan of Merger was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
4,587,199	249,033	78,352	320

Item 8.01Other Events.

On September 20, 2012, Beacon Federal Bancorp, Inc. issued a press release announcing the receipt of shareholder approval of its pending merger with Berkshire Hills Bancorp, Inc.  A copy of the press release is furnished as an exhibit hereto and is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

Exhibit 99.1 – Press Release dated September 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BEACON FEDERAL BANCORP, INC.

Date: September 20, 2012	By:	/s/ Darren T. Crossett
Darren T. Crossett
Senior Vice President
(Duly Authorized Representative)